UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2008

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE		19880
(Address of principal executive offices)		(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 29, 2008, Incyte Corporation (the “Company”) issued a press release announcing financial results for its fiscal quarter ended June 30, 2008. The full text of the press release is furnished as Exhibit 99.1.

Item 8.01	Other Events.

On July 29, 2008, the Board of Directors (the “Board”) of the Company approved a form of amendment to the Company’s stockholder rights plan.  The stockholder rights plan is evidenced by a Rights Agreement, dated as of September 25, 1998 (the “Rights Agreement”), and the amendment would increase the threshold of beneficial ownership of the Company’s securities necessary to cause investors to become “Acquiring Persons” and thereby trigger the occurrence of a “Distribution Date” under the Rights Agreement from 15% to 20%.  The Board has delegated authority to the Finance Committee of the Board to effect the amendment, with the intention that the amendment would become effective in connection with an offering of the Company’s common stock.  There can be no assurance that the Company will effect an offering of its common stock.  If no such offering is effected, then the Rights Agreement would not be amended.  The Rights Agreement expires on September 25, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press release issued by Incyte Corporation dated July 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 29, 2008

INCYTE CORPORATION

By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and
General Counsel